Exhibit 1.1

Boston Properties, Inc. and Boston Properties Limited Partnership have entered into Sales Agency Financing Agreements with each of BNY Mellon Capital Markets, LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC. What follows is the form of Sales Agency Financing Agreement.

SALES AGENCY FINANCING AGREEMENT

Sales Agency Financing Agreement (this “Agreement”), dated as of June 2, 2011, among BOSTON PROPERTIES, INC., a Delaware corporation (the “Company”), BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership (the “Operating Partnership”), and                     , a registered broker-dealer organized under the laws of Delaware (“                    ”).

W I T N E S S E T H:

WHEREAS, the Company has authorized and proposes to issue and sell in the manner contemplated by this Agreement Common Shares (as defined herein) with an aggregate Sales Price of up to $600,000,000 upon the terms and subject to the conditions contained herein; and

WHEREAS,                      has been appointed by the Company as its agent to sell the Common Shares and agrees to use its commercially reasonable efforts to sell the Common Shares offered by the Company upon the terms and subject to the conditions contained herein.

WHEREAS, the Company has also entered into sales agency financing agreements (each, an “Alternative Sales Agency Agreement”), each dated of even date herewith, with each of                     ,                     ,                      and                      (each, an “Alternative Sales Agent”), for the issuance and sale from time to time through the Alternative Sales Agents of Common Shares on the terms set forth in the Alternative Sales Agency Agreements. This Agreement and the Alternative Sales Agency Agreements are collectively referred to herein as the “Sales Agency Agreements.” The aggregate Sales Price of Common Shares to be issued and sold pursuant to the Sales Agency Agreements shall not exceed the Maximum Program Amount (as defined herein).

NOW THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Agreements and Instruments” has the meaning set forth in Section 3.16.

“Alternative Sales Agency Agreement” has the meaning set forth in the Recitals.

“Alternative Sales Agents” has the meaning set forth in the Recitals.

“Applicable Time” means the time of sale of any Common Shares pursuant to this Agreement.

“CERCLA” has the meaning set forth in Section 3.29.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Comfort Letter Request Date” has the meaning set forth in Section 4.07.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which                      and the Alternative Sales Agents in the aggregate shall have sold the Maximum Program Amount pursuant to the Sales Agency Agreements, (y) the date this Agreement is terminated pursuant to Article VII and (z) the third anniversary of the date of this Agreement.

“Common Shares” shall mean shares of the Company’s Common Stock issued or issuable pursuant to the Sales Agency Agreements.

“Common Stock” shall mean the Company’s common stock, $0.01 par value per share.

“Controlling Persons” has the meaning set forth in Section 6.01.

“Environmental Statutes” has the meaning set forth in Section 3.29.

“EPA” has the meaning set forth in Section 3.29.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Floor Price” means, for a Selling Period, the minimum price per share set by the Company in the Issuance Notice establishing such Selling Period below which                      shall not sell Common Shares during such Selling Period, which may be adjusted by the Company at any time during such Selling Period and which in no event shall be less than $1.00.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” has the meaning set forth in Section 3.06.

“General Disclosure Package” has the meaning set forth in Section 3.02.

“Governmental Authority” has the meaning set forth in Section 3.29.

“Governmental Licenses” has the meaning set forth in Section 3.22.

“Hazardous Materials” has the meaning set forth in Section 3.29.

“Indemnified Party” has the meaning set forth in Section 6.03.

“Indemnifying Party” has the meaning set forth in Section 6.03.

“Issuance” means each occasion the Company elects to exercise its right to deliver an Issuance Notice requiring                      to use its commercially reasonable efforts to sell the Common Shares as specified in such Issuance Notice, subject to the terms and conditions of this Agreement.

“Issuance Amount” means the aggregate Sales Price of the Common Shares to be sold by                      during a Selling Period as specified in the Issuance Notice establishing such Selling Period, which may not exceed $150,000,000 without the prior written consent of                     , which may be withheld in                     ’s sole discretion.

“Issuance Date” means any Trading Day during the Commitment Period that an Issuance Notice is deemed delivered pursuant to Section 2.03(b) hereof.

“Issuance Notice” means a written notice to                      delivered in accordance with this Agreement in the form attached hereto as Exhibit A.

“Issuance Price” means the Sales Price less the Selling Commission.

“Issuance Supplement” has the meaning set forth in Section 3.01.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Common Shares, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Material Adverse Effect” has the meaning set forth in Section 3.07.

“Maximum Program Amount” means Common Shares with an aggregate Sales Price of $600,000,000 (or, if less, the aggregate amount of Common Shares registered under the Registration Statement).

“Money Laundering Laws” has the meaning set forth in Section 3.37.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Officers’ Certificate Request Date” has the meaning set forth in Section 4.08.

“OP Units” has the meaning set forth in Section 3.15.

“Opinion Request Date” has the meaning set forth in Section 4.06.

“Original Registration Statement” has the meaning set forth in Section 3.01.

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Principal Market” means the New York Stock Exchange.

“Properties” has the meaning set forth in Section 3.07.

“Prospectus” has the meaning set forth in Section 3.01.

“Prospectus Supplement” means the most recent prospectus supplement, relating to the Common Shares, filed or to be filed by the Company with the Commission pursuant to Rule 424(b) within the time period prescribed therein, in form and substance to be agreed upon by the parties hereto, in connection with the offering of the Common Shares pursuant to this Agreement.

“Registration Statement” has the meaning set forth in Section 3.01.

“Registration Statement Amendment Date” has the meaning set forth in Section 4.06.

“REIT” has the meaning set forth in Section 3.19.

“Repayment Event” has the meaning set forth in Section 3.16.

“Request Date” means each Comfort Letter Request Date, each Officers’ Certificate Request Date and each Opinion Request Date.

“Sales Agency Agreements” has the meaning set forth in the Recitals.

“Sales Price” means the actual sale execution price of each Common Share sold by                      on the Principal Market hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Act Regulations” means rules and regulations of the Commission under the Securities Act.

“Selling Commission” means at a mutually agreed rate, not to exceed 2.0%, of the Sales Price of Common Shares sold during a Selling Period.

“Selling Period” means, for an Issuance, the period of one to five consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Issuance Notice for such Issuance) commencing on the Trading Day on which an Issuance Notice for such Issuance is delivered or deemed to be delivered pursuant to Section 2.03(b) hereof.

“Settlement Date” means, for each sale of Common Shares, unless the Company and                      shall otherwise agree, the third business day following the Trading Day on which such Common Shares are sold pursuant to this Agreement.

“Standoff Period” has the meaning set forth in Section 4.09.

“Trading Day” means any day which is a trading day on the New York Stock Exchange, including a day on which trading is scheduled to close prior to its regular weekday closing time.

ARTICLE II

ISSUANCE AND SALE OF COMMON STOCK

Section 2.01 Issuance. (a) Upon the terms and subject to the conditions of this Agreement, the Company may issue Common Shares through                      and                      shall use its commercially reasonable efforts to sell Common Shares, with an aggregate Sales Price of up to the Maximum Program Amount, based on and in accordance with such number of Issuance Notices as the Company in its sole discretion shall choose to deliver during the Commitment Period until the aggregate Sales Price of the Common Shares sold under the Sales Agency Agreements equals the Maximum Program Amount or this Agreement is otherwise terminated. Subject to the foregoing and the other terms and conditions of this Agreement, upon the delivery of an Issuance Notice, and unless sales pursuant to such Issuance Notice have been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement,                      will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell Common Shares in accordance with the terms of such Issuance Notice.                      will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has made sales of Common Shares hereunder setting forth the number of Common Shares sold on such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof.                      may sell Common Shares in the manner described in Section 2.01(b) herein. The Company acknowledges and agrees that (i) there can be no assurance that                      will be successful in selling Common Shares and (ii)                      will incur no liability or obligation to the Company or any other Person if it does not sell Common Shares for any reason other than a failure by                      to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Common Shares as required under this Section 2.01. In acting hereunder,                      will be acting as agent for the Company and not as principal.

(b) Method of Offer and Sale. The Common Shares may be offered and sold in (1) privately negotiated transactions (if and only if the parties hereto have so agreed in writing), or (2) by any other method or payment permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including sales made directly on the Principal Market or sales made to or through a market maker or through an electronic communications network. Nothing in this Agreement shall be deemed to require either party to agree to the method of offer and sale specified in clause (1) above, and either party may withhold its consent thereto in such party’s sole discretion.

(c) Issuances. Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section 2.03(b) hereof during the Commitment Period on which the conditions set forth in Section 5.01 and 5.02 hereof have been satisfied, the Company may deliver an Issuance Notice, executed by the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or a Senior Vice President of the Company, to                     . The number of Common Shares that                      shall use its commercially reasonable efforts to sell pursuant to such Issuance Notice shall have an aggregate Sales Price equal to the Issuance Amount. Each sale of Common Shares will be settled on the Settlement Date for such sale, unless otherwise agreed by                      and the Company.

Section 2.02 Effectiveness. The effectiveness of this Agreement (the “Closing”) shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto and the completion of the closing transactions set forth in the immediately following sentence. At the Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously: (i) the Company shall deliver to                      a certificate executed by the Secretary or Assistant Secretary of the Company, signing in such capacity, dated the date of the Closing (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and, subject to the conditions contained therein, the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Common Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate and (B) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed the Agreement for or on behalf of the Company; (ii) the Company shall deliver to                      (A) a certificate executed by the Chief Executive Officer, the President or any Senior Vice-President of the Company and by the Chief Financial Officer of the Company, signing in such capacity, dated the date of the Closing, confirming that the representations and warranties of the Company contained in this Agreement are true and correct and that the Company has performed all of its obligations hereunder to be performed on or prior to the Closing Date and as to the satisfaction of the conditions precedent set forth clauses (i), (ii) and (iv) in Section 5.01(a) hereof, (B) a certificate executed by the Chief Financial Officer or the Treasurer and the Controller of the Company, signing in such capacity, dated the date of the Closing, substantially in the form of Exhibit B attached hereto and (C) a certificate executed by the General Counsel of the Company, signing in such capacity, dated the date of the Closing, substantially in the form of Exhibit C attached hereto; (iii) the General Counsel of the Company shall deliver to                      an opinion, dated the date of the Closing, substantially in the form of Exhibit D attached hereto; (iv) Goodwin Procter LLP, counsel for the Company, shall deliver to                      opinions and a negative assurance letter, dated the date of the Closing and addressed to                     , substantially in the forms of Exhibit E, Exhibit F and Exhibit G attached hereto; (v) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for                      and the Alternative Sales Agents, shall deliver to                      and the Alternative Sales Agents an opinion and a negative assurance letter, dated the date of the Closing and addressed to                      and the Alternative Sales Agents, substantially in the forms of Exhibit H and I attached hereto; (vi) PricewaterhouseCoopers LLP shall deliver to                      a letter, dated the Closing Date, in form and substance satisfactory to                     ; and (vii) the Company shall pay the expenses set forth in Section 9.02(ii), (iv) and (viii) hereof by wire transfer to the account designated by                      in writing prior to the Closing.

Section 2.03 Mechanics of Issuances.

(a) Issuance Notice. On any Trading Day during the Commitment Period, the Company may deliver an Issuance Notice to                     , subject to the satisfaction of the conditions set forth in Sections 5.01 and 5.02; provided, however, that (1) the Issuance Amount designated by the Company in the applicable Issuance Notice shall in no event exceed $150,000,000 without the prior written consent of                     , which may be withheld in                     ’s sole discretion and (2) notwithstanding anything in this Agreement to the contrary,                      shall have no further obligations with respect to any Issuance Notice if and to the extent the aggregate Sales Price of the Common Shares sold pursuant thereto, together with the aggregate Sales Price of the Common Shares previously sold under the Sales Agency Agreements, shall exceed the Maximum Program Amount. The Company shall have the right, in its sole discretion, to amend at any time and from time to time any Issuance Notice; provided, however, that the Company may not amend the Issuance Amount contained in such Issuance Notice if such amended Issuance Amount would be less than the aggregate Sales Price of all Common Shares sold pursuant to such Issuance Notice as of the date of such amendment.

(b) Delivery of Issuance Notice. An Issuance Notice shall be deemed delivered on the Trading Day that it is received by facsimile or otherwise (and the Company confirms such delivery by e-mail notice or by telephone (including voicemail message)) by                     . No Issuance Notice may be delivered other than on a Trading Day during the Commitment Period.

(c) Floor Price. During a Selling Period,                      shall not sell Common Shares below the Floor Price for such Selling Period and such Floor Price may be adjusted by the Company at any time during such Selling Period upon notice to                      and confirmation to the Company.

(d) Trading Guidelines. The Company consents to                      trading in the Company’s Common Stock for                     ’s own account and for the account of its clients at the same time as sales of Common Shares occur pursuant to this Agreement; provided, however, that such consent is expressly limited to trading activity that complies with applicable federal and state laws, rules and regulations.

Section 2.04 Settlements. Subject to the provisions of Article V, on or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Common Shares being sold by crediting                      or its designee’s account at the Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Common Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form,                      will deliver the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Settlement Date. If the Company defaults in its obligation to deliver Common Shares on a Settlement Date, the Company agrees that it will (i) hold                      harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, and (ii) pay to                      any Selling Commission to which it would otherwise have been entitled absent such

default. The parties acknowledge and agree that, in performing its obligations under this Agreement,                      may borrow shares of Common Stock from stock lenders, and may use the Common Shares to settle or close out such borrowings.

Section 2.05 Use of Free Writing Prospectus. Neither the Company nor                      has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent, which consent shall not be unreasonably withheld, any “written communication” which constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering of Common Shares contemplated by this Agreement.

Section 2.06 Alternative Sales Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Common Shares by the Company shall be effected by or through only one of                      or the Alternative Sales Agents on any single given day, but in no event by more than one of                      or the Alternative Sales Agents, and the Company shall in no event request that                      and any other Alternative Sales Agent sell Common Shares on the same day.

Section 2.07 Exemption from Regulation M. If any party believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Common Shares, it shall promptly notify the other party and sales of Common Shares under the Sales Agency Agreements shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of all parties.

Section 2.08 Material Non-Public Information. Notwithstanding any other provision of this Agreement,                      shall not be obligated to sell any Common Shares hereunder during any period in which it reasonably believes that the Company is, or could be deemed to be, in possession of material non-public information.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with,                      that as of the Closing Date, each Issuance Date, each Settlement Date, each Registration Statement Amendment Date (as defined in Section 4.06), each Request Date and each Applicable Time:

Section 3.01 Registration. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed and quoted on the Principal Market under the trading symbol “BXP”, and the Common Shares have been listed on the Principal Market, subject to notice of issuance. The Company (i) meets the requirements for the use of Form S-3 under the Securities Act and the rules and regulations thereunder for the registration of the transactions contemplated by this Agreement and (ii) has been subject to the requirements of Section 12 of the Exchange Act and has timely filed all the material required to be filed pursuant to Section 13 and 14 of the Exchange Act for a period of more than 12 calendar months. The Company has filed with the Commission a registration statement on Form S-3 (File No. 333-155309) (the “Original Registration Statement”), to be used in connection with, among other securities, the public offering and sale of Common Stock, including the Common Shares of the Company. The Original Registration Statement and each further registration statement filed by the Company for the purpose of registering additional Common Shares to be sold pursuant to this Agreement (or, on and after the date on which the Common Shares may no longer be offered and sold pursuant to any such registration statement, any such further registration statement filed by the Company for the purpose of continuing the offering of the Common Shares following such date), and the prospectus constituting a part of such registration statement, together with the Prospectus Supplement and any pricing supplement relating to a particular issuance of the Common Shares (each, an “Issuance Supplement”), including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus is provided to                      by the Company for use in connection with the offering of the Common Shares that is not required to be filed by the Company pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to                      for such use. Promptly after the execution and delivery of this Agreement, the Company will prepare and file the Prospectus Supplement relating to the Common Shares pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, as contemplated by Section 5.01(k) of this Agreement. As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

Section 3.02 Registration Statement; Prospectus and Disclosure Package. The Original Registration Statement is an “automatic effective registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof. Each further registration statement, other than the Original Registration Statement, filed by the Company for the purpose of registering additional Common Shares to be sold pursuant to this Agreement either (1) is an “automatic effective registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission or (2) has otherwise become effective under the Securities Act. On and after the date on which the Common Shares may no longer be offered and sold pursuant to the Original Registration Statement (or any such further registration statement filed by the Company for the purpose of registering additional Common Shares to be sold pursuant to this Agreement), each registration statement filed by the Company for the purpose of continuing the offering of the Common Shares following any such date either (1) is an “automatic effective registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission or (2) has otherwise become effective under the Securities Act. No notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. Upon expiration of the effectiveness of the Original Registration Statement after the third anniversary of its original effective date, however, the Company will be required to file a further registration statement for the purpose of continuing the offering of the Common Shares. Such further registration statement may not be considered an “automatic effective registration statement” as defined under Rule 405 of the Securities Act. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission. As of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus Supplement, the Prospectus does not contain, and as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of each Applicable Time and the Closing Date, as the case may be, neither (i) the Issuer Free Writing Prospectus(es), if any, issued at or prior to such Applicable Time, the Prospectus and the public offering price of the Common Shares offered thereby, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Free Writing Prospectus(es), if any, when considered together with the General Disclosure Package, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to                      furnished to the Company in writing by                      expressly for use in the Registration Statement, the Prospectus and the General Disclosure Package and any amendment or supplement thereto.

Section 3.03 Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or, when taken together with the Registration Statement, Prospectus or General Disclosure Package, as applicable, including the documents incorporated by reference therein, omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or, when taken together with the Registration Statement, Prospectus or General Disclosure Package, as applicable, including the documents incorporated by reference therein, omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.04 Status under the Securities Act. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule 2 hereto or permitted pursuant to Section 2.05, and electronic road shows, if any, furnished to                      before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, use or refer to, any free writing prospectus with respect to the offering of Common Shares contemplated by this Agreement.

Section 3.05 Independent Registered Public Accountants. The registered public accounting firm that certified the financial statements and supporting schedules, if any, of the Company and its subsidiaries included or incorporated by reference in the General Disclosure Package is an independent registered public firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act and the rules and regulations promulgated thereunder.

Section 3.06 Financial Statements. The consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated or for the periods specified, as the case may be; said financial statements have been prepared in conformity with generally accepted accounting principles of the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved, except as stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis materially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, except as stated therein. Other than the historical financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, no other historical financial statements are required by the Securities Act or the Securities Act Regulations to be included or incorporated by reference therein.

Section 3.07 No Material Adverse Change. Since the date of the most recent financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, except as described in the General Disclosure Package or in documents incorporated by reference therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or any material adverse effect on the Company’s ability to consummate the transactions contemplated by, or to execute, deliver and perform its obligations under, this Agreement (a “Material Adverse Effect”), (ii) no material casualty loss or material condemnation or other material adverse event with respect to the commercial real estate properties owned by the Company or any of its subsidiaries as of the date of this Agreement (the “Properties”) that are still owned by the Company or any of its subsidiaries or any other real properties owned by the Company or any of its subsidiaries, when considered in the aggregate, has occurred, and (iii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise.

Section 3.08 Organization and Qualification of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

Section 3.09 Organization, Qualification and Capitalization of the Subsidiaries of the Company. Each of the subsidiaries of the Company has been duly organized and is validly existing as a general or limited partnership, limited liability company or corporation, as the case may be, in good standing (in the case of corporations and limited partnerships) under the laws of the jurisdiction of its organization, has partnership or corporate power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each of the subsidiaries of the Company that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable, and all of the partnership interests in each subsidiary of the Company that is a partnership are validly issued and fully paid. Except as otherwise owned as disclosed in the General Disclosure Package, all such shares and interests, as the case may be, that are owned by the Company or any of its subsidiaries are owned by the Company, directly or through subsidiaries of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except where such security interest, mortgage, pledge, lien, encumbrance, claim or equity would not reasonably be expected to result in a Material Adverse Effect. None of the outstanding shares of capital stock or partnership interests of any subsidiary of the Company was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

Section 3.10 Common Stock Outstanding. The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

Section 3.11 Authority. Each of the Company and the Operating Partnership has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including, without limitation, with respect to the Company, the issuance of the Common Shares pursuant to this Agreement). This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

Section 3.12 Common Stock. The Common Stock conforms, in all material respects, to the description thereof contained in each of the General Disclosure Package and the Prospectus or in documents incorporated therein by reference and such description conforms, in all material respects, to the rights set forth in the instruments defining the same; no holder of the Common Shares will be subject to personal liability by reason of being such a holder.

Section 3.13 Common Shares. The Common Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and any necessary corporate authorizations of the Company, will be validly issued, fully paid and non-assessable, and the issuance of such Common Shares will not be subject to any preemptive rights under the certificate of incorporation or bylaws of the Company or the Delaware General Corporation Law. Upon issuance, the Common Shares will conform in all material respects to the statements relating thereto contained in the Prospectus and the General Disclosure Package. Upon payment of the purchase price and delivery of the Common Shares in accordance with this Agreement, each of the purchasers thereof will receive good, valid and marketable title to such Common Shares, free and clear of all liens, charges and encumbrances.

Section 3.14 Sale of Common Shares. Immediately after any sale of Common Shares by the Company hereunder, the aggregate amount of Common Stock that has been issued and sold by the Company hereunder will not exceed the aggregate amount of Common Stock registered under the Registration Statement (in this regard, the Company acknowledges and agrees that, except as specifically set forth in Section 2.01,                      shall have no responsibility for maintaining records with respect to the aggregate amount of Common Shares sold, or of otherwise monitoring the availability of Common Stock for sale, under the Registration Statement).

Section 3.15 OP Units. The issued and outstanding units of limited partnership of the Operating Partnership (“OP Units”), if any, have been duly authorized and validly issued and are fully paid. OP Units issued and sold in connection with the acquisition of properties currently under contract to be acquired have been and will be offered, issued and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws).

Section 3.16 No Conflict. Neither the Company nor any of its subsidiaries is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”) except for such violations or defaults that would not result in a Material Adverse Effect. Except with respect to the authorization of actual sales of Common Shares, other than those previously sold or subject to an Issuance Notice, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the General Disclosure Package (including the issuance and sale of the Common Shares and the use of the proceeds from the sale of the Common Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their obligations under this

Agreement have been duly authorized by all necessary corporate or partnership action, as the case may be, and (except as contemplated by the General Disclosure Package) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Properties owned by the Company or any of its subsidiaries or any other property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments or violations of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations (except for such conflicts, breaches or defaults or liens, charges, encumbrances or violations that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries. As used herein, the term “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

Section 3.17 No Labor Disputes. Except as disclosed in the General Disclosure Package or as would not reasonably be expected to result in a Material Adverse Effect, no material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent.

Section 3.18 No Material Actions, Suits or Proceedings. Except as disclosed in the General Disclosure Package, there is no action, suit or proceeding before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectus, or which might reasonably be expected, if determined adversely to the Company or any of its subsidiaries, to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the parties of their obligations hereunder.

Section 3.19 REIT Status. Commencing with the taxable year ended December 31, 1997 and through the date hereof, the Company is organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code, and its method of operation has enabled and will enable it to meet the requirements for taxation as a REIT under the Code.

Section 3.20 Filing of Contracts. There are no contracts or documents which are required to be described in the Registration Statement or the General Disclosure Package or to be filed as exhibits thereto or to documents incorporated by reference therein which have not been so described and filed as required.

Section 3.21 No Further Consents Required. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company and the Operating Partnership of their obligations hereunder, in connection with the offering, issuance or sale of the Common Shares under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act or the Securities Act Regulations and foreign or state securities or blue sky laws.

Section 3.22 Governmental Licenses. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

Section 3.23 Title to Properties. The Company and its subsidiaries have either good and marketable title in fee simple or good and marketable leasehold title, as applicable, to all of the Properties owned by the Company or any of its subsidiaries and good and marketable title to all other real properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in each of the General Disclosure Package and the Prospectus or in documents incorporated by reference therein or (b) do not, in the aggregate, materially affect the value of such properties and do not, in the aggregate, materially interfere with the use made and proposed to be made of such properties by the Company or any of its subsidiaries; (ii) all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances on or affecting the properties and assets of the Company or any of its subsidiaries that are required to be disclosed in the Prospectus are disclosed therein or in documents incorporated by reference therein; (iii) except as disclosed in the General Disclosure Package, the Company does not know of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Properties owned by the Company or any of its subsidiaries or any other real properties owned by the Company or any of its subsidiaries or any part thereof which would have a Material Adverse Effect; (iv) except as disclosed in the General Disclosure Package, each of the Properties owned by the Company or any of its subsidiaries and any other real properties owned by the Company or any of its subsidiaries complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not result in a Material Adverse Effect; (v) except as disclosed in the General Disclosure Package, none of the Company or any of its subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties owned by the Company or any of its subsidiaries or any other real properties owned by the Company or any of its subsidiaries or any part thereof which could have a Material Adverse Effect, and none of the Company or any of its subsidiaries knows of any such condemnation or zoning change which is threatened and which if consummated would have a Material Adverse Effect; and (vi) except as disclosed in the General Disclosure Package, no lessee of any portion of any of the Properties owned by the Company or any of its subsidiaries or any other real properties owned by the Company or any of its subsidiaries is in default under any of the leases governing such Properties or properties and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any of such leases, except such defaults that would not have a Material Adverse Effect.

Section 3.24 Insurance. Except as disclosed in the General Disclosure Package, the Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they will be engaged; and neither the Company nor any of its subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business assuming that such coverage continues to be available on commercially reasonable terms at the time.

Section 3.25 Taxes. The Company and each of its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the General Disclosure Package.

Section 3.26 Mortgages. Except as set forth in the General Disclosure Package, the mortgages and deeds of trust encumbering the properties and assets described in the General Disclosure Package are not convertible and neither the Company, any of its subsidiaries, or any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or any of its subsidiaries.

Section 3.27 Compliance of Preliminary Prospectus. Each preliminary prospectus relating to the Common Shares, if any, filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

Section 3.28 Company and Operating Partnership Not Investment Companies. The Company and the Operating Partnership are not, and upon the issuance and sale of the Common Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

Section 3.29 Environmental Laws; Hazardous Materials. Except as otherwise disclosed in the Prospectus, or except as would not, singly or in the aggregate, have a Material Adverse Effect, (i) to the best knowledge of the Company, the Company and its subsidiaries have been and are in compliance with applicable Environmental Statutes (as hereinafter defined); (ii) to the best knowledge of the Company, none of the Company, any of its subsidiaries or any other owners of the property at any time or any other party has at any time released (as such term is defined in Section 101(22) of CERCLA (as hereinafter defined)) or otherwise disposed of Hazardous Materials (as hereinafter defined) on, to or from the Properties owned by the Company or any of its subsidiaries or any other real properties owned by the Company or any of its subsidiaries; (iii) the Company does not intend to use the Properties owned by the Company or any of its subsidiaries or any other real properties owned by the Company or any of its subsidiaries or any subsequently acquired properties, other than in compliance with applicable Environmental Statutes (as hereinafter defined); (iv) neither the Company nor any of its subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited, to groundwater and surface water) on, beneath or adjacent to the Properties owned by the Company or any of its subsidiaries or any other real properties owned by the Company or any of its subsidiaries or onto lands from which Hazardous Materials might seep, flow or drain into such waters; (v) neither the Company nor any of its subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Statute with respect to the Properties owned by the Company or any of its subsidiaries or any other real properties owned by the Company or any of its subsidiaries or the assets described in the Prospectus or arising out of the conduct of the Company or its subsidiaries; (vi) none of the Properties owned by the Company or any of its subsidiaries or any other real properties owned by the Company or any of its subsidiaries is included or, to the best of the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or to the best of the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined).

As used herein, “Hazardous Material” shall include, without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (including environmental statues not specifically defined herein) (individually, an “Environmental Statute” and collectively “Environmental Statutes”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus (a “Governmental Authority”).

Section 3.30 No Registration Rights. Except as described in the Registration Statement or in respect of (i) OP Units issued by the Operating Partnership, (ii) the issuance or resale of any security issuable upon the conversion, exchange or exercise of any previously outstanding security or right or (iii) the resale of securities issued in an unregistered transaction not required to be disclosed pursuant to Item 3.02 of Form 8-K or its successor, there are no registration rights or other similar rights to have any securities registered pursuant to the Registration Statement. Except as described in the Registration Statement or in respect of (i) OP Units issued by the Operating Partnership, (ii) the issuance or resale of any security issuable upon the conversion, exchange or exercise of any previously outstanding security or right or (iii) the resale of securities issued in an unregistered transaction not required to be disclosed pursuant to Item 3.02 of Form 8-K or its successor, there are no registration rights or other similar rights to have any securities otherwise registered by the Company under the Securities Act.

Section 3.31 Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Section 3.32 Officers’ Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty solely by the Company to the Underwriters as to the matters covered thereby.

Section 3.33 Internal Accounting Controls. The Company and its subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.34 Internal Controls Over Financial Reporting. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as disclosed in the General Disclosure Package, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Section 3.35 Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and, except as disclosed in the General Disclosure Package, such disclosure controls and procedures are effective.

Section 3.36 Compliance with FCPA. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 3.37 Compliance with Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

Section 3.38 Compliance with OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of any of the Company or the Operating Partnership is currently the subject of any sanctions administered by the OFAC; and neither the Company nor the Operating Partnership will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or entity that, at the time of such funding, is the subject of any sanctions administered by OFAC.

Section 3.39 No Price Stabilization or Manipulation. Neither the Company, the Operating Partnership nor any of their directors, officers or affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares pursuant to this Agreement.

Section 3.40 No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or                      for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Common Shares pursuant to this Agreement.

Section 3.41 Compliance with Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

ARTICLE IV

COVENANTS

The Company covenants and agrees during the term of this Agreement with                      as follows:

Section 4.01 Registration Statement and Prospectus. (i) At any time after the date of delivery of an Issuance Notice and prior to the later of (A) the end of the Selling Period established by such Issuance Notice and (B) the last Settlement Date for Common Shares sold pursuant to such Issuance Notice, to make no amendment or supplement to the Registration Statement or the Prospectus at any time prior to having afforded                      a reasonable opportunity to review and comment thereon; provided, however, that this clause (i) shall not apply to (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Common Shares and (y) an amendment or supplement by means of a Current Report on Form 8-K that does not include financial statements of the Company or an earnings release of the Company filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus; provided, further, that the Company will give prior written notice to                      of the intention to file such report and describing the subject matter to be included in such report as soon as reasonably practicable prior to the filing of such report; (ii) upon the reasonable request of                     , to prepare, with respect to any Common Shares to be sold pursuant to this Agreement, an Issuance Supplement with respect to such Common Shares in a form previously approved by                      and to file such Issuance Supplement pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and to deliver such number of copies of each Issuance Supplement to each exchange or market on which such sales were effected, in each case unless delivery and filing of such an Issuance Supplement is not required by applicable law, by the rules and regulations of the Commission or by the rules and regulations of each such exchange or market; (iii) at any time other than the period set forth in clause (i) above, to make no amendment or supplement to the Registration Statement or the Prospectus at any time prior to having afforded                      a reasonable opportunity to review and comment thereon, and to advise                      as soon as practicable when any such amendment to the Registration Statement has been filed or has become effective or any such amendment or supplement to the Prospectus has been filed with the Commission; provided, however, that this clause (iii) shall not apply to (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Common Shares, and (y) an amendment or supplement by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Proxy Statement on Schedule 14A, a Current Report on Form 8-K or a Registration Statement on Form 8A or any amendments thereto filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Registration Statement or the Prospectus; (iv) to file within the time periods required by the Exchange Act all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction in connection with the offering or sale of the Common Shares, and during such same period to advise                     , promptly after the Company receives notice thereof if such notice shall be received during a Selling Period, or as soon as practicable at all other times, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission (other than an amendment or supplement by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Proxy Statement on Schedule 14A, a Current Report on Form 8-K or a Registration Statement on Form 8A or any amendments thereto filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Registration Statement or the Prospectus), of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Common Shares, of the suspension of the qualification of the Common Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any request by the Commission for the amendment or supplement of the Registration Statement or the Prospectus or for additional information with respect thereto, or the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus (including, without limitation, any documents incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package); (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification during a Selling Period, to use promptly its commercially reasonable efforts to obtain its withdrawal and (vi) if, immediately prior to the third anniversary of the filing of the Original Registration Statement, any of the Common Shares remain unsold hereunder, to, prior to such third anniversary, advise                      as to whether it intends to file (unless it has already done so) a new automatic shelf registration statement or shelf registration statement, as applicable, relating to the Common Shares;

Section 4.02 Blue Sky. To use its commercially reasonable efforts to cause the Common Shares to be listed on the Principal Market and promptly from time to time to take such action as                      may reasonably request to cooperate with                      in the qualification of the Common Shares for offering and sale under the blue sky or securities laws of such jurisdictions within the United States and its territories as                      may reasonably request and to use its commercially reasonable efforts to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the sale of the Common Shares; provided, that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so qualified, has not otherwise made such filing or is not otherwise so subject;

Section 4.03 Copies of Registration Statement and Prospectus. (i) Except where such reports, communications, financial statements or other information is available on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR, system or its successor, to furnish                      with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) promulgated by the Commission under the Securities Act, both in such quantities as                      may reasonably request from time to time; and (ii) if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any Selling Period in connection with the offering or sale of the Common Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify                      and request                      to suspend offers to sell Common Shares (and, if so notified,                      shall cease such offers as soon as practicable); and, if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise                      promptly by telephone (with confirmation in writing, which may be by e-mail) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period                      is required to deliver a prospectus in respect of transactions in the Common Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement;

Section 4.04 Reports. To timely file such reports pursuant to the Exchange Act as are necessary to make generally available to its holders of the Common Shares an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission promulgated thereunder;

Section 4.05 Representations and Warranties. At each Applicable Time, Issuance Date, each Settlement Date, each Registration Statement Amendment Date (as defined in Section 4.06) and each Request Date, (i) the Company shall be deemed to have affirmed (a) each covenant and other agreement contained in this Agreement and (b) that each representation and warranty contained in this Agreement is true and correct, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and supplements thereto), and (ii) the Company will undertake to advise                      if any of such representations and warranties will not be true and correct as of each such date, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Common Shares);

Section 4.06 Opinions of Counsel. That (i) each time the Registration Statement or the Prospectus is amended or supplemented (other than by means of (a) an amendment or supplement relating solely to the offering of securities other than the Common Shares, (b) an Issuance Supplement, (c) a Current Report on Form 8-K (other than a Current Report on Form 8-K containing financial statements or an earnings release or with respect to material federal income tax considerations relating to ownership of the Company’s Common Stock), (d) a Definitive Proxy Statement on Schedule 14A or (e) a Part III-only amendment to an Annual Report on Form 10-K, unless, in the case of (a) or (b) reasonably requested by                      within five (5) business days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q or a Current Report on Form 8-K containing financial statements or an earnings release or with respect to material federal income tax considerations relating to ownership of the Company’s Common Stock filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus (each such date, a “Registration Statement Amendment Date”) or (ii) otherwise after each reasonable request by                      (each date of any such request by                     , an “Opinion Request Date”), the Company shall as soon as practicable thereafter furnish or cause to be furnished as soon as practicable thereafter to                      written opinions and negative assurance letters of the General Counsel of the Company and Goodwin Procter LLP, counsel for the Company, dated the date of delivery and in form reasonably satisfactory to                     , (i) if such counsel has previously furnished opinions and negative assurance letters to the effect set forth in Exhibits D, E, F and G hereto, to the effect that                      may rely on such previously furnished opinions and negative assurance letters of such counsel to the same extent as though they were dated the date of such letter authorizing reliance (except that the statements in such last opinions and negative assurance letters shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or (ii) of the same tenor as such opinions and negative assurance letters of such counsel as set forth in Exhibits D, E, F and G hereto, but modified to relate to the Registration Statement, the Prospectus and the General Disclosure Package (other than the offering price of any shares of Common Stock) as amended and supplemented to such date; provided, however, that the Company shall have the right in its sole discretion to suspend the delivery of all such opinions and negative assurance letters otherwise required by this Section 4.06 if a Selling Period is not then in effect and the Settlement Date has occurred for all Common Shares previously sold pursuant to this Agreement; provided further, that the delivery of each such opinion and negative assurance letter (dated as of or after the date on which the most recent such amendment or supplement was filed by the Company with the SEC) shall be a condition precedent to the delivery by the Company of an Issuance Notice with respect to the Common Shares;

Section 4.07 Comfort Letters. That (i) each time the Registration Statement or the Prospectus is amended or supplemented, including by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K (but only a Current Report on Form 8-K that contains financial statements or an earnings release of the Company filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus), other than by (a) an amendment or supplement relating solely to the offering of securities other than the Common Shares, (b) a Definitive Proxy Statement on Schedule 14A or (c) a Part III-only amendment to an Annual Report on Form 10-K, in any case to set forth financial information included in or derived from the Company’s financial

statements or accounting records or (ii) otherwise after each reasonable request by                      (each date of any such request by                     , a “Comfort Letter Request Date”), the Company shall as soon as practicable thereafter cause each of the independent registered public accounting firms that have audited the financial statements of the Company included or incorporated by reference in the Registration Statement to furnish as soon as practicable thereafter to                      a letter, dated the date of delivery, in form reasonably satisfactory to                     , of the same tenor as the letter referred to in Section 5.01(g) hereof but modified to relate to the Registration Statement, the Prospectus and, to the extent applicable, the General Disclosure Package (other than the offering price of any shares of Common Stock) as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five (5) business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matters, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matters made in the letter referred to in Section 5.01(g) hereof that was last furnished to                     ; provided, however, that the Company shall have the right in its sole discretion to suspend the delivery of any such letter otherwise required by this Section 4.07 if a Selling Period is not then in effect and the Settlement Date has occurred for all Common Shares previously sold pursuant to this Agreement; provided, further, that the delivery of each such letter (dated as of or after the date on which the most recent such amendment or supplement was filed by the Company with the SEC) required by this Section 4.07 shall be a condition precedent to the delivery by the Company of an Issuance Notice with respect to the Common Shares;

Section 4.08 Officers’ Certificate. That (i) each time the Registration Statement or the Prospectus is amended or supplemented (other than by means of (a) an amendment or supplement relating solely to an offering of securities other than the Common Shares, (b) an Issuance Supplement, (c) a Current Report on Form 8-K (other than a Current Report on Form 8-K containing financial statements or an earnings release or with respect to material federal income tax considerations relating to ownership of the Company’s Common Stock), (d) a Definitive Proxy Statement on Schedule 14A or (e) a Part III-only amendment to an Annual Report on Form 10-K, unless in the case of (a), (b) or (c), reasonably requested by                      within five (5) business days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K containing financial statements or an earnings release or with respect to material federal income tax considerations relating to ownership of the Company’s Common Stock filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus or (ii) otherwise after each reasonable request by                      (each date of any such request by                     , an “Officers’ Certificate Request Date”), the Company shall as soon as practicable thereafter furnish or cause to be furnished as soon as practicable thereafter to                      (A) a certificate, dated the date of delivery, in such form and executed by such officers of the Company as is reasonably satisfactory to                     , of the same tenor as the certificate referred to in Section 2.02(ii)(A) and (B) certificates substantially in the form of Exhibits B and C hereto, but, in the case of each of clauses (A) and (B), modified to relate to the Registration Statement, the Prospectus and the General Disclosure Package (other than the offering price of any shares of Common Stock) as amended and supplemented to such date; provided, however, that the Company shall have the right in its sole discretion to suspend the delivery of any such certificate otherwise required by this Section 4.08 if a Selling Period is not then in effect and the Settlement Date has occurred for all Common Shares previously sold pursuant to this Agreement; provided further, that the delivery of each such certificate (dated as of or after the date on which the most recent such amendment or supplement was filed by the Company with the SEC) required by this Section 4.08 shall be a condition precedent to the delivery by the Company of an Issuance Notice with respect to the Common Shares;

Section 4.09 Stand Off Agreement. Without the written consent of                     , the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than Common Shares hereunder), warrants or any rights to purchase or acquire, Common Stock during the period beginning on the first (1st) Trading Day immediately prior to the date on which any Issuance Notice is delivered to                      hereunder and ending on the first (1st) Trading Day immediately following the Settlement Date with respect to Common Shares sold pursuant to such Issuance Notice (each a “Stand Off Period”); provided, however, that such restrictions will not apply to (i) shares of Common Stock issued upon the exercise of an option or a warrant or the conversion or exchange of a security, in each case, outstanding before the commencement of the Stand Off Period (or issued during the Stand Off Period pursuant to one of the following exceptions), (ii) the grant of options to purchase shares of Common Stock or the issuance of shares of Common Stock, OP Units or any securities convertible into or exercisable for Common Stock by the Company to employees, officers, directors, advisors or consultants pursuant to any current or future director or employee equity or benefit plan, (iii) shares of Common Stock purchased or sold under any current or future dividend reinvestment and stock purchase plan of the Company, (iv) any shares of Common Stock or OP Units issued upon redemption or exchange of OP Units, or (v) any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock issued in full or partial consideration in connection with future acquisitions or strategic investments. The settlement of Common Shares which have been sold pursuant to the Alternative Sales Agency Agreements are permitted pursuant to this Section 4.09 without the consent of                     ;

Section 4.10 Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares or (ii) during any Stand Off Period sell, bid for or purchase the Common Shares, or pay anyone any compensation for soliciting purchases of the Common Shares other than                     ;

Section 4.11 Prospectus Supplement Filing; Periodic Reports. To the extent required under applicable law, promptly following the end of each quarterly period, the Company shall be required to file a prospectus supplement with the Commission, disclosing the number of Common Shares sold through                      and the Alternative Sales Agents under the Sales Agency Agreements and the net proceeds received by the Company with respect to sales of the Common Shares pursuant to the Sales Agency Agreements relating to such quarter, together with any other information that the Company reasonably believes is required to comply with the

Securities Act or any rules or regulations thereunder. In the alternative, to the extent permitted by the rules and regulations of the SEC, the Company in its sole discretion may make the disclosures contemplated by the preceding sentence by including such disclosures in its Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company for any quarter in which sales of Common Shares were made by or through                      and the Alternative Sales Agents under the Sales Agency Agreements;

Section 4.12 Maximum Program Amount. The Company will promptly notify                      and the Alternative Sales Agents when the Maximum Program Amount has been sold pursuant to the Sales Agency Agreements; and

Section 4.13 Due Diligence. The Company shall promptly reply to due diligence inquiries from                     , including, without limitation, furnishing requested materials and making senior management available for due diligence conference calls, upon the reasonable request of                     .

ARTICLE V

CONDITIONS TO DELIVERY OF ISSUANCE

NOTICES AND TO SETTLEMENT

Section 5.01 Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of                      to Sell Common Shares During the Selling Period(s). The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of                      to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell Common Shares during the applicable Selling Period is subject to the satisfaction, on the applicable Settlement Date, of each of the following conditions:

(a) Effective Registration Statement and Authorizations. The Registration Statement shall remain effective and sales of all of the Common Shares (including all of the Common Shares issued with respect to all prior Issuances and all of the Common Shares expected to be issued in connection with the Issuance specified by the current Issuance Notice) may be made by                      thereunder, and (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission; (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or Prospectus shall exist; (iii) all requests for additional information with respect to the Registration Statement of the Prospectus on the part of the Commission shall have been complied with to the reasonable satisfaction of                      and (iv) no event specified in clause (ii) of Section 4.03 hereof shall have occurred and be continuing without the Company amending or supplementing the Registration Statement or the Prospectus as provided in Section 4.03.

(b) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company set forth in Article III hereof shall be true and correct as of each Applicable Time, as of the Closing Date, as of the applicable date referred to in Section 4.08 that is prior to such Issuance Date or Settlement Date, as the case may be, and as of such Issuance Date and Settlement Date as though made at such time.

(c) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(e) Material Adverse Changes. Since the date of this Agreement, no event that had or is reasonably likely to have a Material Adverse Effect shall have occurred that has not been disclosed in the Registration Statement, the Prospectus or the General Disclosure Package (including the documents incorporated by reference therein and any supplements thereto).

(f) No Suspension of Trading In or Delisting of Common Stock; Other Events. The trading of the Common Stock (including without limitation the Common Shares) shall not have been suspended by the Commission, the Principal Market or FINRA since the immediately preceding Settlement Date or, if there has been no Settlement Date, the Closing Date, and the Common Shares (including without limitation the Common Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) if trading generally on the New York Stock Exchange, the NYSE Amex or The Nasdaq Stock Market has been suspended or materially limited, or minimum and maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (ii) a general moratorium on commercial banking activities in New York declared by either federal or New York state authorities; or (iii) any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak or escalation of hostilities or other calamity or crisis involving the United States or the declaration by the United States of a national emergency or war or any change or development involving a prospective change in national or international political, financial or economic conditions, if the effect of any such event specified in this clause (iii) in the sole judgment of                      makes it impracticable or inadvisable to proceed with the sale of Common Shares of the Company.

(g) Comfort Letters. On the Closing Date and on each applicable date referred to in Section 4.07 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, each of the independent registered public accounting firms that have audited the financial statements of the Company included or incorporated by reference in the Registration

Statement shall have furnished to                      a letter, dated the Closing Date or such applicable date, as the case may be, in form and substance satisfactory to                      to the effect required by Section 4.07.

(h) No Defaults. The execution and delivery of this Agreement and the issuance and sale of the Common Shares and the compliance by the Company or any of its consolidated subsidiaries with all of the provisions of this Agreement will not result in the Company or any of its consolidated subsidiaries being in default of (whether upon the passage of time, the giving of notice or both) its organizational and other governing documents, or any provision of any security issued by the Company or any of its consolidated subsidiaries, or of any agreement, instrument or other undertaking to which the Company or any of its consolidated subsidiaries is a party or by which it or any of its property or assets is bound, or the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company or any of its consolidated subsidiaries or any of their property or assets is bound, in each case which default, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(i) Trading Cushion. The Selling Period for any previous Issuance Notice shall have expired.

(j) Maximum Issuance Amount. In no event may the Company issue an Issuance Notice to sell an Issuance Amount to the extent that (I) the sum of (x) the aggregate Sales Price of the Common Shares to be sold pursuant to such Issuance Notice, plus (y) the aggregate Sales Price of all Common Shares issued under all previous Issuances effected pursuant to this Agreement, together with the aggregate number of Common Shares issued under the Alternative Sales Agency Agreements, would exceed the Maximum Program Amount or (II) the requested Issuance Amount exceeds $150,000,000.

(k) Prospectus Supplement and Issuance Supplement.

(1) The Prospectus Supplement, setting forth information regarding this Agreement including, without limitation, the Maximum Program Amount, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to                      on or prior to the Issuance Date.

(2) To the extent required by Section 4.01(ii), an Issuance Supplement, in form and substance to be agreed upon by the parties, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to                      on or prior to the Issuance Date.

(l) Counsel Opinions and Letters. The counsel specified in Section 4.06, or other counsel selected by the Company and reasonably satisfactory to                      shall have furnished to                      their written opinions and negative assurance letters, dated the Closing Date and each applicable date referred to in Section 4.06 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, to the effect required by Section 4.06.

Skadden, Arps Slate, Meagher & Flom LLP, counsel for                      and the Alternative Sales Agents, or other counsel selected by                     , shall have furnished to                      its written opinion and negative assurance letter to the effect set forth in Exhibits H and I hereto (modified to relate to the Registration Statement, the Prospectus and the General Disclosure Package (other than the offering price of any shares of Common Stock) as amended and supplemented to such date, as the case may be), dated the Closing Date and each Registration Statement Amendment Date or Opinion Request Date that is on or prior to such Issuance Date or Settlement Date, as the case may be; provided that (i) if such counsel has previously furnished opinions and negative assurance letters to the effect set forth in Exhibits H and I hereto, such counsel shall have furnished to                      a letter or letters to the effect that                      may rely on such previously furnished opinions and negative assurance letters of such counsel to the same extent as though they were dated the date of such letter authorizing reliance (except that the statements in such last opinions and negative assurance letters shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date).

(m) Officers’ Certificate. The Company shall have furnished or caused to be furnished to                      an officers’ certificate executed by the Chief Executive Officer, the President or any Senior Vice President of the Company and by the Chief Financial Officer of the Company, signing in their respective capacities, dated the Closing Date and each applicable date referred to in Section 4.08 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, as to the matters specified in Section 2.02(ii).

(n) Other Documents. On the Closing Date and prior to each Issuance Date and Settlement Date,                      and its counsel shall have been furnished with such documents as they may reasonably require in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Common Shares as herein contemplated shall be satisfactory in form and substance to                      and its counsel.

Section 5.02 Documents Required to be Delivered on each Issuance Date.                     ’s obligation to sell Common Shares pursuant to an Issuance Notice hereunder shall additionally be conditioned upon the delivery to                      on or before the Issuance Date of a certificate in form and substance reasonably satisfactory to                     , executed by the Chief Executive Officer, the President or the Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).

Section 5.03 Suspension of Sales. The Company or                      may, upon notice to the other party in writing (including via e-mail to one of the individuals named on Schedule 1 hereto) or by telephone (confirmed immediately by verifiable facsimile transmission or via e-mail to one of the individuals named on Schedule 1 hereto), suspend any sale of Common Shares, and the Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair either party’s obligations with respect to any Common Shares sold hereunder prior to the receipt of such notice. The Company agrees that no such notice shall be effective against                      unless it is made to one of the

individuals named on Schedule 1 hereto, as such Schedule may be amended from time to time.                      agrees that no such notice shall be effective against the Company unless it is made to one of the individuals named on Schedule 1 hereto, as such Schedule may be amended from time to time.

ARTICLE VI

INDEMNIFICATION AND CONTRIBUTION

Section 6.01 Indemnification by the Company. The Company agrees to indemnify and hold harmless                     , its officers, directors, employees and agents, and each Person, if any, who controls                      within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such Person’s respective officers, directors, employees and agents (collectively, the “Controlling Persons”), and each affiliate of                      (within the meaning of Rule 405 under the Securities), from and against any and all losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which                     , its officers, directors, employees and agents, and any such Controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, any preliminary prospectus or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any amendment or supplement thereto, or any preliminary prospectus, or any Issuer Free Writing Prospectus in light of the circumstances in which they were made) not misleading, except insofar as the same are made in reliance upon and in conformity with information related to                      or its plan of distribution furnished in writing to the Company by                      expressly for use therein, and the Company shall reimburse                     , its officers, directors, employees and agents, and each Controlling Person for any reasonable legal and other expenses incurred thereby in investigating or defending or preparing to defend against any such losses, claims, damages or liabilities, or actions or proceedings in respect thereof, as such expenses are incurred.

Section 6.02 Indemnification by                     .                      agrees to indemnify and hold harmless the Company, its officers, directors, employees and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such Person’s respective officers, directors, employees and agents, and each affiliate of the Company (within the meaning of Rule 405 under the Securities), from and against any losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which the Company, its officers, directors, employees or agents, any such controlling Person and any officer, director, employee or agent of such controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as losses, claims, damages or liabilities (or action or proceeding in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Common

Shares, or any amendment or supplement thereto, any preliminary prospectus or any Issuer Free Writing Prospectus, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, any preliminary prospectus or any Issuer Free Writing Prospectus in light of the circumstances in which they were made) not misleading in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information related to                      or its plan of distribution furnished to the Company by or on behalf of                      expressly for use therein, and                      shall reimburse the Company, its officers, directors, employees and agents, and each Controlling Person of the Company, for any reasonable legal and other expenses incurred thereby in investigating or defending or preparing to defend against any such losses, claims, damages or liabilities, or actions or proceedings in respect thereof.

Section 6.03 Conduct of Indemnification Proceedings. Promptly after receipt by any Person (an “Indemnified Party”) of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 6.01 or 6.02, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action. In the event an Indemnified Party shall fail to give such notice as provided in this Section 6.03 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, the indemnification provided for in Sections 6.01 or 6.02 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under Section 6.01 or 6.02. If any such claim or action shall be brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) such Indemnified Party reasonably concludes that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest with the Company, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of each such Indemnified Party from all losses, claims, damages or liabilities arising out of such claim or proceeding and such settlement does not admit or constitute an admission of fault, guilt, failure to act or culpability on the part of any such Indemnified Party. Whether or not the defense of any claim or action is assumed by an Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its prior written consent, which consent will not be unreasonably withheld. Notwithstanding the preceding sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel, such Indemnifying Party agrees that it shall be liable for any settlement described in the preceding sentence effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such Indemnifying Party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement.

Section 6.04 Contribution. If for any reason the indemnification provided for in this Article VI is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company, on the one hand, and                     , on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and                      on the other hand from the offering of the Common Shares to which such losses, claims, damages or liabilities relate. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnifying Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of                      in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and by                     , on the other, shall be deemed to be in the same proportion as the total net proceeds from the sale of Common Shares (before deducting expenses) received by the Company bear to the total commissions received by                      in respect thereof. The relative fault of the Company, on the one hand, and of                     , on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on one hand or by                      on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and                      agree that it would not be just and equitable if contribution pursuant to this Section 6.04 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6.04,                      shall in no event be required to contribute any amount in excess of the commissions received by it under this Agreement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6.04 each officer, director, employee and agent of                     , and each Controlling Person, shall have the same rights to contribution as                     , and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The obligations of the Company and                      under this Article VI shall be in addition to any liability that the Company and                      may otherwise have.

ARTICLE VII

TERMINATION

Section 7.01 Term. Subject to the provisions of this Article VII, the term of this Agreement shall run until the end of the Commitment Period.

Section 7.02 Termination. The Company or                      may, by giving written notice as hereinafter specified, each in its sole discretion at any time, terminate this Agreement, and any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by                      or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Common Shares to be sold pursuant to this Agreement, such sale shall settle in accordance with the provisions of Section 2.04.

Section 7.03 Liability; Provisions that Survive Termination. If this Agreement is terminated pursuant to this Article VII, such termination shall be without liability of any party hereto to any other party hereto except as provided in Section 9.02 and for the Company’s obligations in respect of all prior Issuance Notices; provided that in any case the provisions of Article VI, Article VIII and Article IX shall survive termination of this Agreement without limitation.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY

All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of                      and its officers, directors, employees and agents and any Controlling Persons, (ii) delivery and acceptance of the Common Shares and payment therefor or (iii) any termination of this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby, and the Company shall consult with                      prior to making such disclosures, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby that includes information related to this Agreement or transactions contemplated hereby that has not previously been disclosed without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties. Notwithstanding the foregoing, the Company may disclose any of the following: the results of any issuance of Common Shares, including the Sales Price, the Issuance Price, the use or anticipated use of proceeds, the number of Common Shares issued pursuant to an Issuance, and the portion of the Maximum Program Amount that has not yet been issued without the prior review or approval of                     .

Section 9.02 Expenses. The Company covenants and agrees with                      that the Company shall pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and any Issuance Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to                      and the Principal Market; (ii)                     ’s reasonable documented out-of-pocket expenses, including the reasonable fees, disbursements and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for                      (up to, together with the fees, disbursements and expenses of such counsel, pursuant to Section 9.02(ii) of the Alternative Sales Agency Agreements, $50,000 in the aggregate) (including in connection with the qualification of the Common Shares for offering and sale under state securities laws as provided in Section 4.02 hereof, in connection with preparing any blue sky survey and in connection with any review by FINRA), in connection with the Closing; (iii) the cost (other than those expenses described in clause (ii) above) of printing, preparing or reproducing this Agreement and any other documents in connection with the offering, purchase, sale and delivery of the Common Shares; (iv) all filing fees and expenses (other than those expenses described in clause (ii) above) in connection with the qualification of the Common Shares for offering and sale under state securities laws as provided in Section 4.02 hereof; (v) the cost of preparing the Common Shares; (vi) the fees and expenses of any transfer agent of the Company; (vii) the cost of providing any CUSIP or other identification numbers for the Common Shares; (viii) the fees and expenses incurred in connection with the listing or qualification of the Common Shares on the Principal Market and any filing fees incident to any required review by FINRA of the terms of the sale of the Common Shares in connection with this Agreement and the Registration Statement (including the reasonable fees, disbursements and expenses of counsel for                     ), and (ix) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section.

Section 9.03 Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company to: Boston Properties, Inc., 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199, Attention, Frank D. Burt, Esq., Facsimile No.: (617) 421-1556, with a copy (which shall not constitute notice) to: Goodwin Procter LLP, Exchange Place, Boston, MA 02109, Attention Ettore A Santucci, Esq. and Daniel P. Adams, Esq., Facsimile No.: (617) 523-1231; and (ii) if to                     ,                     , with a copy (which shall not constitute notice) to: Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036, Attention: Phyllis Korff, Facsimile No.: 917-777-2694. Except as set forth in Section 5.03, notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or confirmed facsimile. Notice otherwise sent as provided herein shall be deemed given on the third (3rd) business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service for next day delivery.

Section 9.04 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

Section 9.05 Amendment and Waiver. This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification, supplement, restatement or waiver is sought to be enforced. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

Section 9.06 No Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company or                     . Any purported assignment or delegation of rights, duties or obligations hereunder shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and, to the extent provided in Article VI, the controlling persons, officers, directors, employees and agents referred to in Article VI. This Agreement is not intended to confer any rights or benefits on any Persons other than as set forth in Article VI or elsewhere in this Agreement.

Section 9.07 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 9.08 Further Assurances. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

Section 9.09 Titles and Headings. Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

Section 9.10 Governing Law; Jurisdiction. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF. Any action, suit or proceeding to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the Southern District of the State of New York or any New York state court located in the Borough of Manhattan, and the Company agrees to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) and each party waives (to the full extent permitted by law) any objection it may have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding has been brought in an inconvenient forum.

Section 9.11 Waiver of Jury Trial. The Company and                      each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

Section 9.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

Section 9.13 Adjustments for Stock Splits, etc. The parties acknowledge and agree that share related numbers contained in this Agreement (including the minimum Floor Price) shall be equitably adjusted to reflect stock splits, stock dividends, reverse stock splits, combinations and similar events.

Section 9.14 No fiduciary duty. The Company acknowledges and agrees that                      is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Common Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person and will not claim that                      is acting in such capacity in connection with the offering of the Common Shares contemplated hereby. Additionally,                      is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of Common Shares contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and                      shall have no responsibility or liability to the Company with respect thereto. Any review by                      of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of                      and shall not be on behalf of the Company.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

BOSTON PROPERTIES, INC.

By:
	Name:	Michael E. LaBelle
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

BOSTON PROPERTIES LIMITED PARTNERSHIP

By:	BOSTON PROPERTIES, INC.,
as general partner

By:
	Name:	Michael E. LaBelle
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

By:
Name:
Title:

[Signature Page 1 of 1 to Sales Agency Financing Agreement with

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